Z Trim Holdings, Inc. Closes $1.4 Million Public Offering

MUNDELEIN, IL, Nov. 18, 2013/PRNewswire/ -- Z Trim Holdings, Inc. (OTC Markets: ZTHO – News), a bio-technology company providing value-added ingredients to a variety of industries, today announced that it completed a registered public offering of 1,866,667 shares of common stock at a price per share of $0.75 and warrants to purchase 1,400,000 shares of common stock at an exercise price of $1.00 per share, representing gross proceeds to Z Trim of $1,400,000.  Z Trim intends to use the net proceeds for working capital needs and other general corporate purposes, including conducting research and development (“R&D”), hiring additional sales and R&D staff, and further protecting its intellectual property.

Maxim Group LLC served as the exclusive placement agent for the offering.

The securities described above were offered pursuant to a registration statement on Form S-1 (File No. 333-186577), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on November 12, 2013 (the “Registration Statement”). This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This offering was made by means of a prospectus, copies of which may be obtained at the SEC's website at http://www.sec.gov or by request at Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174.

ABOUT Z TRIM®

Z Trim Holdings, Inc. is a bio-technology company that owns existing, and has developed new, products and processes to make use of biomass for uses in the food and industrial markets.  The Company’s food division currently sells a line of products to the food industry that can help food manufacturers reduce their costs and help them solve many production problems.  The Company’s revolutionary technology provides value-added ingredients across virtually all food industry categories.  The Company's all-natural products, among other things, help to reduce fat and calories, add fiber, provide shelf-stability, prevent oil migration, and add binding capacity – all without degrading the taste and texture of the final food products.  Perhaps most significantly, Z Trim's products can help extend finished products, and thereby increase its customers' gross margins.  The Company's industrial division, opened in 2012, sells eco-friendly ingredients to oil drilling, hydraulic fracturing, petroleum coke, steel/aluminum, paper and other industries.  The Company's industrial ingredients are highly functional in applications for adhesives, binders, viscofiers and emulsifiers.

Forward-Looking Statements and Risk Factors

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Z Trim Holdings to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Other factors, which could materially affect such forward-looking statements, can be found in our filings with the Securities and Exchange Commission at www.sec.gov, including risk factors relating to our history of operating losses, that our auditors have expressed substantial doubt regarding our ability to continue as a going concern, the fact that we may dilute existing shareholders through additional stock issuances, and our reliance on our intellectual property. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Media:	IR:
Angela Strickland	John Columbia
(847) 549-6002	Legend Securities, Inc.
mediarelations@ztrim.com	718-233-2677